EX-99

Investor News	NYSE:PEG

For further information, contact:
➢	Kathleen A. Lally, Vice President – Investor Relations	Phone: 973-430-6565
➢	Greg McLaughlin, Sr. Investor Relations Analyst	Phone: 973-430-6568
➢	Yaeni Kim, Sr. Investor Relations Analyst	Phone: 973-430-6596

PSEG ANNOUNCES 2008 RESULTS
$1.93 PER SHARE FROM CONTINUING OPERATIONS
$2.92 PER SHARE OF OPERATING EARNINGS

Strong Operating Performance Underpins Results in face of Difficult Markets

Company Supports 2009 Earnings Guidance of $3.00 - $3.25 Per Share

(February 3, 2009) – Public Service Enterprise Group (PSEG) reported Income from Continuing Operations for 2008 of $983 million or $1.93 per share as compared to $1,325 million or $2.60 per share for 2007. Operating Earnings for 2008 were $1,487 million or $2.92 per share compared to 2007 Operating Earnings of $1,385 million or $2.72 per share. Including Lease Transaction reserves and other asset impairment charges ($0.99 per share) and income from discontinued operations ($0.41 per share), PSEG reported Net Income for 2008 of $1,188 million or $2.34 per share compared to Net Income for 2007 of $1,335 million or $2.62 per share.

PSEG also reported Income from Continuing Operations for the fourth quarter of 2008 of $237 million, or $0.46 per share. This compares to fourth quarter 2007 results of $219 million, or $0.42 per share. Operating Earnings for the fourth quarter of 2008 were $250 million, or $0.49 per share compared to fourth quarter 2007 Operating Earnings of $272 million, or $0.53 per share. Net Income in the fourth quarter of 2008 amounted to $234 million, or $0.46 per share, compared to Net Income for the fourth quarter of 2007 of $225 million, or $0.43 per share.

PSEG believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Operating Earnings exclude the impact of lease-related charges and the impact of the sale and/or impairment of certain non-core domestic and international assets. The table below provides a reconciliation of PSEG’s Net Income to Operating Earnings (a non-GAAP measure) for the full year and fourth quarter. See Attachment 14 for a complete list of items excluded from Income from Continuing Operations in the determination of Operating Earnings.

PSEG CONSOLIDATED EARNINGS (unaudited)
Full-Year Comparative Results
2008 and 2007

	Income ($millions)		Diluted Earnings Per Share
	2008	2007	2008	2007

Net Income	$1,188	$1,335	$2.34	$2.62

Less: Income from Discontinued Ops	(205)	(10)	(0.41)	(0.02)

Income From Continuing Ops	$983	$1,325	$1.93	$2.60

Add: Lease Reserves	490	—	0.96	—
Asset Sales/Impairments	14	60	0.03	0.12

Operating Earnings (Non-GAAP)	$1,487	$1,385	$2.92	$2.72

		Avg. Shares	508M	509M

PSEG CONSOLIDATED EARNINGS (unaudited)
Fourth Quarter Comparative Results
2008 and 2007

	Income ($millions)		Diluted Earnings Per Share
	2008	2007	2008	2007

Net Income	$234	$225	$0.46	$0.43

Less: Income (Loss) from Discontinued Ops	3	(6)	—	(0.01)

Income From Continuing Ops	$237	$219	$0.46	$0.42

Add: Asset Sales/Impairment	13	53	0.03	0.11

Operating Earnings (Non-GAAP)	$250	$272	$0.49	$0.53

		Avg. Shares	507M	510M

“PSEG performed well in a difficult environment” said Ralph Izzo, chairman, president and chief executive officer of PSEG. “Clearly, the sale of international assets improved our liquidity and strengthened our balance sheet during a period of unprecedented financial market turbulence. Just as importantly, the commitment of our employees to operational excellence supported PSEG Power’s record output from its generation fleet, and helped PSE&G advance the state’s energy policy goals.”

Izzo indicated that PSEG was refining its operating earnings guidance for 2009 to $3.00-$3.25 per share in accordance with statement made in the Fall. “We indicated to the financial community in our third quarter earnings release that we were expecting earnings for 2009 to come in at the lower half of our previously stated range of $3.05-$3.35 per share. This remains our expectation. The outlook for the economy remains weak; but, with the commitment of management and the support of PSEG’s employees to control costs, we expect to be able to manage through these difficult times and meet the earnings objectives we established.”

Izzo said “PSEG is committed to meeting the expectations of its customers and its shareholders. In the near-term, this commitment will be met through cost vigilance to mitigate the effects of a slowing economy. In the long run, growth will be aided by collaborative efforts with government, labor and other key partners supporting the investment of capital to advance a common goal of a sustainable strong economy.” He mentioned that “the capital spending program recently proposed by PSE&G is designed to jump start the economy through the creation of jobs. It is this type of effort that assures our stakeholders of PSEG’s dedication to providing safe, reliable, economic and green energy.”

Operating Earnings by subsidiary for 2008, and our guidance for 2009 is as follows:

2009 Operating Earnings Guidance
($ millions)

	2008A	2009E

PSEG Power	$1,050	$1,210 - $1,285

PSE&G	360	320 - 345

PSEG Energy Holdings	101	0 – 20

PSEG Parent	(24)	(10) - 0

Operating Earnings	$1,487	$1,520 - $1,650

Earnings Per Share	$2.92	$3.00 - $3.25

Operating Earnings Review and Outlook by Operating Subsidiary

See Attachments 6 and 7 for detail regarding the quarter-over-quarter and year-over-year earnings reconciliations for each of PSEG’s businesses.

PSEG Power

PSEG Power reported operating earnings of $207 million ($0.40 per share) for the fourth quarter of 2008 bringing full year operating earnings to $1,050 million ($2.06 per share), a record year for Power. On a comparative basis, PSEG Power reported operating earnings of $205 million ($0.40 per share) and $949 million ($1.86 per share) for the fourth quarter and full year 2007 respectively.

PSEG Power’s margins in the fourth quarter of 2008 continued to benefit from higher contracted pricing. Higher prices improved earnings comparisons by $0.07 per share during the quarter. The results for the quarter were also aided by the performance of the nuclear fleet. The nuclear fleet (including PSEG Power’s interest in the Peach Bottom station) operated at a capacity factor of 91.3% in the fourth quarter compared to a capacity factor of 83.6% in the 2007 fourth quarter. Performance in the quarter was aided by the timing of year-over-year refueling outages. Power’s fully-owned Hope Creek nuclear facility operated in excess of a 100% capacity factor during the 2008 fourth quarter (and full year) compared to a 57.3% capacity factor during the year ago quarter when Hope Creek experienced a 33-day refueling outage.

Power’s earnings comparisons in the fourth quarter of 2008 were aided by a decline in operating and maintenance expense ($0.03 per share). The benefits of higher prices and lower costs offset a decline in the value of Power’s nuclear decommissioning trust fund in the quarter ($0.10 per share) due to the turbulent financial markets.

William Levis, president and chief operating officer of PSEG Power, said “2008 was a record year for PSEG Power in terms of generation output and profitability. An alignment of interest in safety, reliability and performance yielded our record results, and should support continued improvement in a very challenging environment.”

PSEG Power’s operating earnings forecast for 2009 reflects the expected full year benefit of the extended power uprates at Hope Creek and Salem (173 Mw) as well as higher contracted load pricing. The competitive energy market has allowed Power to hedge most of its base-load coal and nuclear capacity going into 2009. Capacity has been hedged through PJM’s RPM auction process. A forecasted improvement in year-over-year hedged power pricing is expected to offset the impact of higher fuel costs under a renegotiated coal contract. The renegotiated agreement provides us with pricing more reflective of market levels in return for greater supply flexibility.

PSE&G

PSE&G reported operating earnings of $76 million ($0.15 per share) for the fourth quarter compared with operating earnings of $77 million ($0.15 per share) for the fourth quarter of 2007. The results for the fourth quarter brought PSE&G’s operating earnings for 2008 to $360 million ($0.71 per share) as compared with 2007 results of $376 million ($0.74 per share).

Colder than normal weather conditions supported gas sales in the fourth quarter ($0.01 per share) and more than offset the impact of the economy on demand. This improvement also offset the impact of a decline in electric sales. During the quarter, electric sales for our two primary market segments (residential and commercial) declined 3.8% resulting in a 1.3% decline in sales to these segments for the year. Sales to industrial electric customers declined 18.3% in the fourth quarter resulting in an 8.6% decline for the year. This segment represents 12% of sales and contributes a smaller percentage to electric margin. Earnings comparisons benefited from PSE&G’s ability to tailor its workload to match changes in operating conditions resulting in a decline in operating expenses ($0.04 per share). The decline offset an increase in taxes and depreciation expense.

Ralph LaRossa, president and chief operating officer of PSE&G, said “our employees can point to 2008 as a year of significant accomplishment. Their achievements in advancing regulatory and operational initiatives will support customer reliability and advance the goals of the state’s energy master plan.”

PSE&G expects to experience a decline in operating earnings in 2009. The forecast assumes a slight increase in electric sales for the year. However, an increase in pension expense as well as expenses associated with the start-up of the company’s new customer information system (iPower) are expected to put pressure on PSE&G’s full year return. PSE&G is planning to file a combined electric and gas rate case by mid-year that will take into consideration higher levels of operating costs, pension expense and capital investment.

PSEG Energy Holdings

PSEG Energy Holdings reported an operating loss for the fourth quarter of 2008 of $23 million ($0.04 per share) compared to operating earnings of $10 million ($0.02 per share) for the fourth quarter of 2007. The results for the fourth quarter brought Energy Holdings’ full year 2008 operating earnings to $101 million ($0.20 per share) as compared with 2007’s operating earnings of $123 million ($0.24 per share).

Earnings for the fourth quarter of 2008 as compared to the same period in the prior year were affected by mark-to-market losses ($0.05 per share) and higher operating and maintenance expenses associated with the Texas generating assets ($0.02 per share). Earnings comparisons were also affected by the absence of earnings from international assets sold late in 2007 ($0.03 per share) as well as a decline in the return on the leveraged lease portfolio ($0.02 per share). These items more than offset lower financing costs.

PSEG Energy Holdings expects to operate at close to break-even in 2009. Results will be influenced by a full year decline in income on the leveraged lease portfolio. The subsidiary’s 2000 Mw of gas-fired Texas generating assets are also expected to be negatively affected by a forecast decline in natural gas prices (versus very high prices in the first half of 2008) as well as a decline in availability and an increase in operating and maintenance expense.

Pension Expense

PSEG estimates pension expense in 2009 will increase $0.15 per share over 2008’s expense (this estimated increase reflects the amount capitalized at PSE&G) due to a decline in market value of our pension assets. This year-over-year increase in pension expense also widened from our third quarter update due to a decline in financing costs used to establish the plan’s discount rate.

Common Dividend Date

The dates for the Board of Directors to declare the common dividend in 2009 have been adjusted to reflect a change in the meeting schedule. The next regularly scheduled meeting for the Board of Directors is now scheduled for February 17, 2009. The dividend declared on that date will be payable on or before March 31, 2009 to shareholders of record as of the March 10, 2009 record date.

######

FORWARD-LOOKING STATEMENT

Readers are cautioned that statements contained in this press release about our and our subsidiaries’ future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, but are not limited to:

•	Adverse Changes in energy industry, policies and regulation, including market rules that may adversely affect our operating results.

•	Any inability of our energy transmission and distribution businesses to obtain adequate and timely rate relief and/or regulatory approvals from federal and/or state regulators.

•	Changes in federal and/or state environmental regulations that could increase our costs or limit operations of our generating units.

•	Changes in nuclear regulation and/or developments in the nuclear power industry generally, that could limit operations of our nuclear generating units.

•	Actions or activities at one of our nuclear units that might adversely affect our ability to continue to operate that unit or other units at the same site.

•	Any inability to balance our energy obligations, available supply and trading risks.

•	Any deterioration in our credit quality.

•	Any inability to realize anticipated tax benefits or retain tax credits.

•	Increases in the cost of or interruption in the supply of fuel and other commodities necessary to the operation of our generating units.

•	Delays or cost escalations in our construction and development activities.

•	Adverse capital market performance of our decommissioning and defined benefit plan trust funds.

•	Changes in technology and/or increased customer conservation.

For further information, please refer to our Annual Report on Form 10-K, including item 1A. Risk Factors, and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Operating Earnings and Per Share Results by Subsidiary
(Unaudited)

	For the Quarters Ended December 31,		For the Twelve Months Ended December 31,

	2008	2007	2008	2007

Earnings Results (in Millions)

PSEG Power	$207	$205	$1,050	$949
PSE&G	76	77	360	376
PSEG Energy Holdings	(23)	10	101	123
PSEG	(10)	(20)	(24)	(63)

Operating Earnings	$250	$272	$1,487	$1,385

Reconciling Items (a)	(13)	(53)	(504)	(60)

Income from Continuing Operations	$237	$219	$983	$1,325

Discontinued Operations	(3)	6	205	10

PSEG Net Income	$234	$225	$1,188	$1,335

Fully Diluted Average Shares Outstanding (in Millions)	507	510	508	509

Per Share Results (Diluted)

PSEG Power	$0.40	$0.40	$2.06	$1.86
PSE&G	0.15	0.15	0.71	0.74
PSEG Energy Holdings	(0.04)	0.02	0.20	0.24
PSEG	(0.02)	(0.04)	(0.05)	(0.12)

Operating Earnings	$0.49	$0.53	$2.92	$2.72

Reconciling Items (a)	(0.03)	(0.11)	(0.99)	(0.12)

Income from Continuing Operations	$0.46	$0.42	$1.93	$2.60

Discontinued Operations	—	0.01	0.41	0.02

PSEG Net Income	$0.46	$0.43	$2.34	$2.62

(a) See attachment 14 for details of items excluded from Continuing Operations to compute Operating Earnings.

Note 1:

Income from Continuing Operations includes preferred stock dividends relating to PSE&G of $1 million for the quarters ended December 31, 2008 and 2007.

Income from Continuing Operations includes preferred stock dividends relating to PSE&G of $4 million for the twelve months ended December 31, 2008 and 2007.

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Consolidating Statements of Operations
(Unaudited, $ Millions)

	For the Quarter Ended December 31, 2008

	PSEG	OTHER(a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$3,262	$(1,065)	$1,939	$2,288	$100

OPERATING EXPENSES
Energy Costs	1,743	(1,067)	1,196	1,545	69
Operation and Maintenance	630	(7)	258	345	34
Depreciation and Amortization	195	5	43	140	7
Taxes Other Than Income Taxes	35	—	—	35	—

Total Operating Expenses	2,603	(1,069)	1,497	2,065	110

OPERATING INCOME	659	4	442	223	(10)

Income from Equity Method Investments	10	—	—	—	10
Impairment and Gain (Loss) on Sale of Equity Method Investments	(26)	—	—	—	(26)
Other Income and Deductions	(113)	(20)	(106)	2	11
Interest Expense	(146)	(3)	(39)	(81)	(23)
Preferred Securities Dividends	(1)	—	—	(1)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	383	(19)	297	143	(38)

Income Tax (Expense) Benefit	(146)	9	(90)	(67)	2

INCOME (LOSS) FROM CONTINUING OPERATIONS	237	(10)	207	76	(36)

Discontinued Operations, net of tax	(3)	—	—	—	(3)

NET INCOME (LOSS)	$234	$(10)	$207	$76	$(39)

Discontinued Operations, net of tax	3	—	—	—	3
Reconciling Items, net of tax (c)	13	—	—	—	13

OPERATING EARNINGS (LOSS)	$250	$(10)	$207	$76	$(23)

	For the Quarter Ended December 31, 2007

	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$3,123	$(956)	$1,762	$2,153	$164

OPERATING EXPENSES
Energy Costs	1,627	(954)	1,081	1,415	85
Operation and Maintenance	679	(7)	290	361	35
Depreciation and Amortization	187	2	36	142	7
Taxes Other Than Income Taxes	35	—	—	35	—

Total Operating Expenses	2,528	(959)	1,407	1,953	127

OPERATING INCOME	595	3	355	200	37

Income from Equity Method Investments	28	—	—	—	28
Impairment and Gain (Loss) on Sale of Equity Method Investments	142	—	—	—	142
Other Income and Deductions	(45)	(18)	12	3	(42)
Interest Expense	(178)	(19)	(40)	(82)	(37)
Preferred Securities Dividends	(1)	—	—	(1)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	541	(34)	327	120	128

Income Tax (Expense) Benefit	(322)	14	(122)	(43)	(171)

INCOME (LOSS) FROM CONTINUING OPERATIONS	219	(20)	205	77	(43)

Discontinued Operations, net of tax	6	—	—	—	6

NET INCOME (LOSS)	$225	$(20)	$205	$77	$(37)

Discontinued Operations, net of tax	(6)	—	—	—	(6)
Reconciling Items, net of tax (c)	53	—	—	—	53

OPERATING EARNINGS (LOSS)	$272	$(20)	$205	$77	$10

(a)	Primarily includes financing activities and donations at the parent and intercompany eliminations.

(b)	Income from Continuing Operations before Income Taxes includes preferred stock dividends relating to PSE&G of $1 million for the quarters ended December 31, 2008 and 2007.

(c)	See attachment 14 for details of items excluded from Continuing Operations to compute Operating Earnings.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Consolidating Statements of Operations
(Unaudited, $ Millions)

	For the Twelve Months Ended December 31, 2008

	PSEG	OTHER(a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$13,322	$(3,831)	$7,770	$9,038	$345

OPERATING EXPENSES
Energy Costs	7,295	(3,829)	4,556	6,072	496
Operation and Maintenance	2,486	(34)	1,054	1,338	128
Depreciation and Amortization	792	16	164	583	29
Taxes Other Than Income Taxes	136	—	—	136	—

Total Operating Expenses	10,709	(3,847)	5,774	8,129	653

OPERATING INCOME (LOSS)	2,613	16	1,996	909	(308)

Income from Equity Method Investments	37	—	—	—	37
Impairment and Gain (Loss) on Sale of Equity Method Investments	(27)	—	—	—	(27)
Other Income and Deductions	(116)	(28)	(121)	8	25
Interest Expense	(594)	(22)	(164)	(325)	(83)
Preferred Securities Dividends	(4)	—	—	(4)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	1,909	(34)	1,711	588	(356)

Income Tax (Expense) Benefit	(926)	10	(661)	(228)	(47)

INCOME (LOSS) FROM CONTINUING OPERATIONS	983	(24)	1,050	360	(403)

Discontinued Operations, net of tax	205	—	—	—	205

NET INCOME (LOSS)	$1,188	$(24)	$1,050	$360	$(198)

Discontinued Operations, net of tax	(205)	—	—	—	(205)
Reconciling Items, net of tax (c)	504	—	—	—	504

OPERATING EARNINGS (LOSS)	$1,487	$(24)	$1,050	$360	$101

	For the Twelve Months Ended December 31, 2007

	PSEG	OTHER(a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$12,677	$(3,405)	$6,796	$8,493	$793

OPERATING EXPENSES
Energy Costs	6,512	(3,400)	3,975	5,498	439
Operation and Maintenance	2,406	(29)	1,001	1,308	126
Depreciation and Amortization	774	13	140	591	30
Taxes Other Than Income Taxes	139	—	—	139	—

Total Operating Expenses	9,831	(3,416)	5,116	7,536	595

OPERATING INCOME	2,846	11	1,680	957	198

Income from Equity Method Investments	115	—	—	—	115
Impairment and Gain (Loss) on Sale of Equity Method Investments	137	—	—	—	137
Other Income and Deductions	22	(34)	69	12	(25)
Interest Expense	(727)	(85)	(159)	(332)	(151)
Preferred Securities Dividends	(4)	—	—	(4)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	2,389	(108)	1,590	633	274

Income Tax (Expense) Benefit	(1,064)	45	(641)	(257)	(211)

INCOME (LOSS) FROM CONTINUING OPERATIONS	1,325	(63)	949	376	63

Discontinued Operations, net of tax	10	—	(8)	—	18

NET INCOME (LOSS)	$1,335	$(63)	$941	$376	$81

Discontinued Operations, net of tax	(10)	—	8	—	(18)
Reconciling Items, net of tax (c)	60	—	—	—	60

OPERATING EARNINGS (LOSS)	$1,385	$(63)	$949	$376	$123

(a)	Primarily includes financing activities and donations at the parent and intercompany eliminations.

(b)	Income from Continuing Operations before Income Taxes includes preferred stock dividends relating to PSE&G of $4 million for the twelve months ended December 31, 2008 and 2007.

(c)	See attachment 14 for details of items excluded from Continuing Operations to compute Operating Earnings.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Capitalization Schedule
(Unaudited, $ Millions)

	December 31, 2008	December 31, 2007

DEBT
Commercial Paper and Loans	$19	$65
Long-Term Debt (a)	7,180	7,689
Securitization Debt (a)	1,530	1,708
Project Level, Non-Recourse Debt (a)	328	384

Total Debt	9,057	9,846

SUBSIDIARY’S PREFERRED SECURITIES	80	80

COMMON STOCKHOLDERS’ EQUITY
Common Stock	4,756	4,732
Treasury Stock	(581)	(478)
Retained Earnings	3,773	3,261
Accumulated Other Comprehensive Loss	(177)	(216)

Total Common Stockholders’ Equity	7,771	7,299

Total Capitalization	$16,908	$17,225

(a)Includes amounts due within one year

Note 1:

PSEG’s credit agreements contain covenants that require PSEG’s debt to capitalization ratio not to exceed 70.0% at any time.

This ratio is presented for the benefit of the investors and the related securities to which the covenants apply and is not intended as a financial performance or liquidity measure.

2008

The debt to capitalization ratio calculated under PSEG’s credit agreements as of December 31, 2008 was 47.9%.

The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($328 million) and securitization debt ($1.530 billion). It also includes capital lease obligations ($43 million) and certain other obligations such as guarantees and letters of credit ($148 million), excluding any letters of credit related to collateral posting on energy/commodity contracts. The calculation excludes the equity reduction ($368 million) from the funded status of the pension and benefit plans associated with FAS 158 “Employers’ Accounting for Defined Pension and Other Post-Retirement Plans” and excludes the Accumulated Other Comprehensive Income $176 million related to the mark-to-market of energy contracts.

2007

The debt to capitalization ratio calculated under PSEG’s credit agreements as of December 31, 2007 was 49.9%.

The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($384 million), securitization debt ($1.708 billion). It also includes capital lease obligations ($47 million) and certain other obligations such as guarantees and letters of credit ($55 million), excluding any letters of credit related to collateral posting on energy/commodity contracts. The calculation excludes the equity reduction ($167 million) from the funded status of the pension and benefit plans associated with FAS 158 “Employers’ Accounting for Defined Pension and Other Post-Retirement Plans” and excludes the Accumulated Other Comprehensive Loss ($250 million) related to the mark-to-market of energy contracts.

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, $ Millions)

	For the Twelve Months Ended December 31,

	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,188	$1,335
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities (a)	1,153	586

NET CASH PROVIDED BY OPERATING ACTIVITIES	2,341	1,921

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(772)	9

NET CASH USED IN FINANCING ACTIVITIES	(1,626)	(1,650)

Net Increase (Decrease) in Cash and Cash Equivalents	(57)	280

Cash and Cash Equivalents at Beginning of Period	380	100

Cash and Cash Equivalents at End of Period	$323	$380

(a)	Net changes in working capital at Power were $209 million and $(220) million for 2008 and 2007, respectively.
Net changes in working capital at PSE&G were $0 million and $(117) million for 2008 and 2007, respectively.

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Quarter-to-Quarter EPS Reconciliation
December 31, 2008 vs. December 31, 2007
(Unaudited)

PSEG 4th Quarter 2007 Net Income			$0.43
Discontinued Operations (SAESA, Electroandes, Bioenergie)			0.01
PSEG 4th Quarter 2007 Income from Continuing Operations			$0.42
Reconciling Items (a)			(0.11)
PSEG 4th Quarter 2007 Operating Earnings			$0.53

PSEG Power			B/(W )

4th Quarter 2007		$0.40

Recontracting and Strong Markets	0.07
Mark-to-Market (MTM)	0.01
BGSS	(0.01)

Margin		0.07
NDT		(0.10)
O&M		0.03

4th Quarter 2008		$0.40	$—

PSE&G
4th Quarter 2007		$0.15

Weather		0.01
Gas Margin		(0.01)
O&M		0.04
Depreciation and Taxes		(0.04)

4th Quarter 2008		$0.15	$—

PSEG Energy Holdings
4th Quarter 2007		$0.02

Texas Generation Facilities - MTM ($0.05), Operations ($0.02)		(0.07)
2007 Asset Sales and Settlements		(0.03)
Lease Income		(0.02)
Effective Tax Rate and Other		0.05
Interest Expense		0.01

4th Quarter 2008		$(0.04)	$(0.06)

Public Service Enterprise Group
4th Quarter 2007		$(0.04)
Interest		0.02
4th Quarter 2008		$(0.02)	$0.02

PSEG 4th Quarter 2008 Operating Earnings			$0.49
Reconciling Items (a)			(0.03)
PSEG 4th Quarter 2008 Income from Continuing Operations			$0.46
Discontinued Operations			—
PSEG 4th Quarter 2008 Net Income			$0.46

(a)	See attachment 14 for details of items excluded from Continuing Operations to compute Operating Earnings.

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Year to Date EPS Reconciliation
December 31, 2008 vs. December 31, 2007
(Unaudited)

PSEG Net Income for the Twelve Months Ended December 31, 2007			$2.62
Discontinued Operations (SAESA, Electroandes, Bioenergie, Lawrenceburg)			0.02
PSEG Income from Continuing Operations for the Twelve Months Ended December 31, 2007			$2.60
Reconciling Items (a)			(0.12)
PSEG Operating Earnings for the Twelve Months Ended December 31, 2007			$2.72

PSEG Power			B/(W )

Year to Date December 31, 2007		$1.86

Recontracting and Strong Markets	0.43
Mark-to-Market (MTM)	0.04
BGSS	(0.01)

Margin		0.46
NDT		(0.16)
O&M		(0.07)
Depreciation, Interest and Taxes		(0.03)

Year to Date December 31, 2008		$2.06	$0.20

PSE&G
Year to Date December 31, 2007		$0.74

Gas Margin		(0.02)
Weather		(0.01)
Transmission Margin		(0.01)
Electric Margin		(0.01)
O&M		0.02
Depreciation, Interest and Other		(0.02)
Effective Tax Rate		0.02

Year to Date December 31, 2008		$0.71	$(0.03)

PSEG Energy Holdings
Year to Date December 31, 2007		$0.24

2007 Asset Sales and Settlements		(0.13)
Lease Income		(0.04)
Interest Expense		0.07
Effective Tax Rate and Other		0.04
Texas Generation Facilities - Operations $0.05, MTM ($0.03)		0.02

Year to Date December 31, 2008		$0.20	$(0.04)

Public Service Enterprise Group
Year to Date December 31, 2007		$(0.12)
Interest		0.07
Year to Date December 31, 2008		$(0.05)	$0.07

PSEG Operating Earnings for the Twelve Months Ended December 31, 2008			$2.92
Reconciling Items (a)			(0.99)
PSEG Income from Continuing Operations for the Twelve Months Ended December 31, 2008			$1.93
Discontinued Operations (SAESA, Bioenergie)			0.41
PSEG Net Income for the Twelve Months Ended December 31, 2008			$2.34

(a)	See attachment 14 for details of items excluded from Continuing Operations to compute Operating Earnings.

Attachment 8

PSEG Power
Generation Measures
(Unaudited)

	GWhr Breakdown		GWhr Breakdown

	Quarters Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007

Nuclear - NJ	5,128	4,257	20,016	18,914
Nuclear - PA	2,232	2,284	9,268	9,449

Total Nuclear	7,360	6,541	29,284	28,363

Fossil - Coal - NJ	692	1,469	4,364	5,086
Fossil - Coal - PA	1,277	1,477	5,811	5,718
Fossil - Coal - CT	701	171	2,881	2,344

Total Coal	2,670	3,117	13,056	13,148

Fossil - Oil & Natural Gas - NJ	1,849	1,902	10,138	7,953
Fossil - Oil & Natural Gas - NY	653	767	2,834	3,307
Fossil - Oil & Natural Gas - CT	14	92	118	560

Total Oil & Natural Gas	2,516	2,761	13,090	11,820

Fossil - Pumped Storage	(28)	(28)	(138)	(134)

	12,518	12,391	55,292	53,197

	% Generation by Fuel Type		% Generation by Fuel Type

	Quarters Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007

Nuclear - NJ	41%	34%	36%	35%
Nuclear - PA	18%	19%	17%	18%

Total Nuclear	59%	53%	53%	53%

Fossil - Coal - NJ	6%	12%	8%	10%
Fossil - Coal - PA	9%	12%	11%	11%
Fossil - Coal - CT	6%	1%	5%	4%

Total Coal	21%	25%	24%	25%

Fossil - Oil & Natural Gas - NJ	15%	15%	18%	15%
Fossil - Oil & Natural Gas - NY	5%	6%	5%	6%
Fossil - Oil & Natural Gas - CT	0%	1%	0%	1%

Total Oil & Natural Gas	20%	22%	23%	22%

Fossil - Pumped Storage	0%	0%	0%	0%

	100%	100%	100%	100%

Attachment 9

PUBLIC SERVICE ELECTRIC & GAS
Retail Sales and Revenues
(Unaudited)
December 31, 2008

Electric Sales and Revenues

Sales (millions kwh)	Quarter Ended	Change vs. 2007	Twelve Months Ended	Change vs. 2007

Residential	2,980	-5.7%	13,618	-2.4%
Commercial	5,830	-2.8%	24,589	-0.6%
Industrial	1,214	-18.3%	5,140	-8.6%
Street Lighting	109	0.8%	373	1.0%
Interdepartmental	4	1.3%	14	-1.8%

Total	10,137	-5.8%	43,734	-2.2%

Revenue (in millions)
Residential	$481	8.8%	$2,175	8.9%
Commercial	599	6.6%	2,776	7.5%
Industrial	70	-20.1%	345	-2.9%
Street Lighting	21	3.7%	77	5.5%
Other Operating Revenues	82	-15.1%	426	18.7%

Total	$1,253	3.7%	$5,799	8.0%

Weather Data	Quarter Ended	Change vs. 2007	Twelve Months Ended	Change vs. 2007

THI Hours - Actual	118	-89.6%	14,256	-8.5%
THI Hours - Normal	266		14,826

Attachment 10

PUBLIC SERVICE ELECTRIC & GAS
Retail Sales and Revenues
(Unaudited)
December 31, 2008

Gas Sold and Transported

Sales (millions therms)	Quarter Ended	Change vs. 2007	Twelve Months Ended	Change vs. 2007

Residential Sales	457	5.7%	1,382	-3.4%
Commercial - Firm Sales	157	0.3%	495	-6.5%
Commercial - Interr. & Cogen	17	50.2%	54	31.0%
Industrial - Firm Sales	12	-1.1%	39	-6.2%
Industrial - Interr. & Cogen	16	-66.4%	168	7.5%
Interdepartmental	—	18.6%	1	-20.0%

Total	659	-0.3%	2,139	-2.8%

Gas Transported - Firm Sales	136	10.9%	445	2.1%
Gas Transported - Non-Firm	215	2.7%	857	-1.0%

Revenue (in millions)
Residential Sales	$505	27.4%	$1,354	3.2%
Commercial - Firm Sales	141	-1.6%	509	6.5%
Commercial - Interr. & Cogen	14	44.4%	56	55.4%
Industrial - Firm Sales	11	-2.9%	40	6.8%
Industrial - Interr. & Cogen	13	-68.6%	180	40.0%
Other Operating Revenues	38	4.6%	135	-2.7%

Total	$722	13.0%	$2,274	6.7%

Gas Transported	313	2.6%	965	-2.9%

Weather Data	Quarter Ended	Change vs. 2007	Twelve Months Ended	Change vs. 2007

Degree Days - Actual	1,728	7.7%	4,646	-3.1%
Degree Days - Normal	1,700		4,845

Attachment 11

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Statistical Measures
(Unaudited)

	For the Quarters Ended December 31		For the Twelve Months Ended December 31
	2008	2007	2008	2007

Weighted Average Common Shares Outstanding (000’s)
Basic	506,083	508,620	507,693	507,560
Diluted	506,706	509,826	508,427	508,813

Stock Price at End of Period			$29.17	$49.12

Dividends Paid per Share of Common Stock	$0.3225	$0.2925	$1.2900	$1.1700

Dividend Payout Ratio*			44.2%	43.0%

Dividend Yield			4.4%	2.4%

Price/Earnings Ratio*			10.0	18.1

Rate of Return on Average Common Equity*			20.3%	19.9%

Book Value per Common Share			$15.36	$14.35

Market Price as a Percent of Book Value			190%	342%

Total Shareholder Return	-10.0%	10.3%	-38.6%	52.1%

*Calculation based on Operating Earnings for 12 month period ended

Attachment 12

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Non-Trading Mark-to-Market
(Unaudited)
December 31, 2008

2008 Non-Trading Mark-to-Market
Energy Positions

In Millions After-Tax	Q1	Q2	Q3	Q4	Year-to-Date

Power	$2.7	$27.1	$(20.0)	$4.7	$14.5
Holdings	1.8	(13.1)	31.5	(18.4)	1.8

Total	$4.5	$14.0	$11.5	$(13.7)	$16.3

EPS Impact	Q1	Q2	Q3	Q4	Year-to-Date

Power	$0.01	$0.05	$(0.04)	$0.01	$0.03
Holdings	—	(0.02)	0.06	(0.04)	—

Total	$0.01	$0.03	$0.02	$(0.03)	$0.03

2007 Non-Trading Mark-to-Market
Energy Positions

In Millions After-Tax	Q1	Q2	Q3	Q4	Year-to-Date

Power	$(0.6)	$(9.5)	$4.4	$(0.4)	$(6.2)
Holdings	(19.0)	16.4	13.2	5.5	16.1

Total	$(19.6)	$6.9	$17.6	$5.0	$9.9

EPS Impact	Q1	Q2	Q3	Q4	Year-to-Date

Power	$—	$(0.02)	$0.01	$—	$(0.01)
Holdings	(0.04)	0.03	0.03	0.01	0.03

Total	$(0.04)	$0.01	$0.04	$0.01	$0.02

Attachment 13

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
NDT Impacts
(Unaudited)

2008 NDT Fund Activity

In Millions	Q1	Q2	Q3	Q4	YTD

Net Gains, Interest & Dividends	$29.6	$35.8	$47.7	$(9.1)	$104.0
Other Than Temporarily Impaired (OTTI)	(37.6)	(32.7)	(65.0)	(83.7)	(219.0)
Accretion, Depreciation & Other	(3.7)	(5.9)	(1.8)	5.9	(5.5)

Net Pre-tax	$(11.7)	$(2.8)	$(19.1)	$(86.9)	$(120.5)

2008 EPS Impact	$(0.01)	$(0.01)	$(0.02)	$(0.10)	$(0.14)

2007 NDT Fund Activity

In Millions	Q1	Q2	Q3	Q4	YTD

Net Gains, Interest & Dividends	$28.7	$25.9	$24.1	$42.4	$121.1
Other Than Temporarily Impaired (OTTI)	(10.0)	(14.0)	(16.0)	(32.3)	(72.3)
Accretion, Depreciation & Other	(7.8)	(7.1)	(6.4)	(7.1)	(28.4)

Net Pre-tax	$10.9	$4.8	$1.7	$3.0	$20.4

2007 EPS Impact	$0.01	$0.01	$0.00	$0.00	$0.02

Attachment 14

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Reconciling Items Excluded from Continuing Operations to Compute Operating Earnings
(Unaudited)

	For the Quarters Ended December 31,		For the Twelve Months Ended December 31,

Pro-forma Adjustments, net of tax	2008	2007	2008	2007

Earnings Impact (in Millions)

Asset Sales and Impairments:
Impairment of PPN	$(9)	$(2)	$(9)	$(2)
Impairment of Turboven	(4)	—	(4)	(7)
Loss on Sale of Chilquinta and Luz del Sur	—	(23)	—	(23)
Premium on Bond Redemption	—	(28)	(1)	(28)

Total Asset Sales and Impairments	(13)	(53)	(14)	(60)

Lease Reserves	—	—	(490)	—

Total Pro-forma to Operating Earnings	$(13)	$(53)	$(504)	$(60)

Fully Diluted Average Shares Outstanding (in Millions)	507	510	508	509

Per Share Impact (Diluted)

Asset Sales and Impairments:
Impairment of PPN	$(0.02)	$—	$(0.02)	$—
Impairment of Turboven	(0.01)	—	(0.01)	(0.01)
Loss on Sale of Chilquinta and Luz del Sur	—	(0.05)	—	(0.05)
Premium on Bond Redemption	—	(0.06)	—	(0.06)

Total Asset Sales and Impairments	(0.03)	(0.11)	(0.03)	(0.12)

Lease Reserves	—	—	(0.96)	—

Total Pro-forma to Operating Earnings	$(0.03)	$(0.11)	$(0.99)	$(0.12)